                                                                 Exhibit 11.1

Statement Re: Computation of Earnings Per Share

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
                                                       Three Months Ended                     Nine Months Ended
                                                          September 29                           September 29
                                                 ------------------------------         --------------------------------
                                                    1995                1996               1995                 1996
                                                    ----                ----               ----                 ----
Weighted average shares outstanding               3,594,465           6,005,227          3,588,863             5,728,874
Net dilutive effect of stock
   options-based on the treasury
   stock method using the initial
   public offering price of
   $9.00 per share......................            670,023                                678,117
Effect of common and common
   equivalent shares issued by the
   Company during the twelve
   month period immediately
   preceeding the Company's
   registration for  initial public
   offering on August 2, 1996,
   as if they were outstanding for
   all periods presented prior to
   the registration for initial public
   offering, using the treasury stock
   method, as described above...........          1,858,875                              1,858,875               206,902
                                               ------------        ------------       ------------          ------------
Total shares                                      6,123,363           6,005,227          6,125,855             5,935,776
                                               ============        ============       ============          ============
Net income (loss)                               $   107,930         $  (969,681)       $   333,968           $(2,857,847)
                                               ============        ============       ============          ============
Net income (loss) per common and
   common share equivalent                      $      0.02         $     (0.16)       $      0.05           $     (0.48)
                                               ============        ============       ============          ============
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